Exhibit 99.1

Company Contact:	Investor Relations Contact:
Barbara M. Lilley	Hayden IR
Chief Financial Officer	Brett Maas
TechPrecision Corporation	Phone: 646-536-7331
Phone: 978-883-5102	Email: brett@haydenir.com
Email: lilleyb@ranor.com	Website: www.haydenir.com
Website: www.techprecision.com

FOR IMMEDIATE RELEASE

TechPrecision Announces Receipt of Nasdaq Listing Determination;

Expects Deficiency to Be Cured with Filing of Q3 Form 10-Q Today

WESTMINSTER, MA – March 1, 2024 – TechPrecision Corporation (Nasdaq: TPCS) (“TechPrecision” or “we,” “us” or “our”) today announced that on February 26, 2024, TechPrecision Corporation (the “Company”) received a notice (the “Notice”) from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) stating that the Company is not in compliance with Nasdaq Listing Rule 5250(c)(1) because it had not timely filed its Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2023 (the “Q3 Form 10-Q”) with the Securities and Exchange Commission (the “SEC”) on or before February 20, 2024, the extended period provided for the filing under Rule 12b-25(b) of the Securities Exchange Act of 1934, as amended. The Notice indicated that the Company has 60 calendar days, or until April 26, 2024, to submit a plan to regain compliance and that Nasdaq can grant an exception of up to 180 calendar days from the Q3 Form 10-Q due date, or until August 12, 2024, to regain compliance.

Since receiving the Notice, the Company has filed its Q3 Form 10-Q with the SEC and expects that Nasdaq will accept this filing as curing the Company’s deficiency.

About TechPrecision Corporation

Through our wholly owned subsidiaries, Ranor, Inc. and STADCO, we manufacture large-scale, metal fabricated and machined precision components and equipment. These products are used predominantly in the defense, aerospace, and precision industrial markets. Our goal is to be an end-to-end service provider to our customers by furnishing customized solutions for completed products requiring custom fabrication and machining, assembly, inspection, and testing. To learn more about us, please visit our website at www.techprecision.com. Information on our website or any other website does not constitute a part of this press release.

Safe Harbor Statement

This release contains certain “forward-looking statements” relating to the business of TechPrecision and its subsidiary companies. All statements other than statements of current or historical fact contained in this press release, including statements that express our intentions, plans, objectives, beliefs, expectations, strategies, predictions, or any other statements relating to our future activities, the pending acquisition of Votaw or other future events or conditions are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will,” “should,” “would” and similar expressions, as they relate to us, are intended to identify forward-looking statements. These statements are based on current expectations, estimates and projections made by management about our business, our industry and other conditions affecting our financial condition, results of operations or business prospects. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in, or implied by, the forward-looking statements due to numerous risks and uncertainties. Factors that could cause such outcomes and results to differ include, but are not limited to, risks and uncertainties arising from: the occurrence of any event, change or other circumstances that could give rise to the right of one or more of the parties to terminate the definitive securities purchase agreement between us and Votaw; the failure to obtain any necessary contractual or regulatory approvals or to satisfy any of the other conditions to the transaction on a timely basis or at all; the possibility that the anticipated benefits of the transaction are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies; the possibility that the transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; diversion of management’s attention from ongoing business operations and opportunities; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the transaction; Ts ability to complete the acquisition and integration of Votaw successfully; our reliance on individual purchase orders, rather than long-term contracts, to generate revenue; our ability to balance the composition of our revenues and effectively control operating expenses; external factors that may be outside of our control, including health emergencies, like epidemics or pandemics, the Russia-Ukraine and Israel-Hamas conflicts, price inflation, interest rate increases and supply chain inefficiencies; the availability of appropriate financing facilities impacting our operations, financial condition and/or liquidity; our ability to receive contract awards through competitive bidding processes; our ability to maintain standards to enable us to manufacture products to exacting specifications; our ability to enter new markets for our services; our reliance on a small number of customers for a significant percentage of our business; competitive pressures in the markets we serve; changes in the availability or cost of raw materials and energy for our production facilities; restrictions in our ability to operate our business due to our outstanding indebtedness; government regulations and requirements; pricing and business development difficulties; changes in government spending on national defense; our ability to make acquisitions and successfully integrate those acquisitions with our business; our failure to maintain effective internal controls over financial reporting; general industry and market conditions and growth rates; general economic conditions; and other risks discussed in our periodic reports that are filed with the Securities and Exchange Commission and available on its website (www.sec.gov). Any forward-looking statements speak only as of the date on which they are made, and we undertake no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this press release, except as required by applicable law. Investors should evaluate any statements made by us in light of these important factors.